Exhibit 99.2(1)(ii)


                        SIDLEY AUSTIN BROWN & WOOD LLP

 BEIJING                     787 SEVENTH AVENUE                   LOS ANGELES
  ----                    NEW YORK, NEW YORK 10019                    ----
BRUSSELS                  TELEPHONE 212 839 5300                    NEW YORK
  ----                     FACSIMILE 212 839 5599                     ----
 CHICAGO                       www.sidley.com                    SAN FRANCISCO
  ----                                                                ----
 DALLAS                        FOUNDED 1866                         SHANGHAI
  ----                                                                ----
 GENEVA                                                            SINGAPORE
  ----                                                                ----
HONG KONG                                                             TOKYO
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 LONDON                                                         WASHINGTON, D.C.


                                August 6, 2004


DB Hedge Strategies Fund LLC
25 DeForest Avenue
Summit, New Jersey  07901

Ladies and Gentlemen:

        We consent to the use of our name and the reference to our opinion in the section entitled "TAXES" in the prospectus constituting part of the Registration Statement on Form N-2 (File Nos. 333-72104 and 811-10561) of DB Hedge Strategies Fund, LLC.



                                     Very truly yours,



                                     /s/ SIDLEY AUSTIN BROWN & WOOD LLP